Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

INSITUFORM TECHNOLOGIES, INC.

INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify as follows:

FIRST:         The Restated Certificate of Incorporation of the Corporation shall be amended by deleting Article FOURTH in its entirety and substituting therefor a new Article FOURTH in the following form:

“FOURTH:  The corporation shall be authorized to issue one hundred twenty-seven million (127,000,000) shares consisting of one hundred twenty-five million (125,000,000) Class A common shares, par value one cent ($0.01) per share; and two million (2,000,000) Preferred shares, par value ten cents ($0.10) per share ) (“Preferred Stock”).”

SECOND:   The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law:  (a)  the Board of Directors of the Corporation, at a meeting on December 15, 2009, having duly adopted resolutions setting forth the proposed amendment and declaring its advisability; and (b) the stockholders of the Corporation having duly adopted such amendment by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, taken at the Corporation’s annual meeting of stockholders duly called and held on April 21, 2010, upon notice in accordance with Section 222 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by David F. Morris, its Senior Vice President, Chief Administrative Officer, General Counsel and Secretary, as of this 22nd day of April, 2010.

INSITUFORM TECHNOLOGIES, INC.

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

INSITUFORM TECHNOLOGIES, INC.

INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify as follows:

FIRST:            The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article SEVENTH in its entirety and substituting therefor a new Article SEVENTH in the following form:

“SEVENTH:  The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify the corporation’s officers and directors.  The corporation may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all other persons whom it may indemnify pursuant thereto.”

SECOND:       The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law:  (a)  the Board of Directors of the Corporation, at a meeting on January 26, 2005, having duly adopted resolutions setting forth the proposed amendment and declaring its advisability; and (b) the stockholders of the Corporation having duly adopted such amendment by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, taken at the Corporation’s annual meeting of stockholders duly called and held on April 27, 2005, upon notice in accordance with Section 222 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by David F. Morris, its Vice President, General Counsel and Secretary, as of this 27th day of April, 2005.

INSITUFORM TECHNOLOGIES, INC.

By:	/s/ David F. Morris
David F. Morris
Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

INSITUFORM TECHNOLOGIES, INC.

INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”) DOES HEREBY CERTIFY as follows:

FIRST:               The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and substituting therefor a new first paragraph of Article FOURTH in the following form:

“FOURTH:  The corporation shall be authorized to issue sixty-two million (62,000,000) shares consisting of sixty million (60,000,000) Class A common shares, par value one cent ($0.01) per share; and two million (2,000,000) Preferred shares, par value ten cents ($0.10) per share (“Preferred Stock”).”

SECOND:          The amendments to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment have been duly adopted in accordance with the applicable provisions of Section 242 of the GCL: (a) the Board of Directors of the Corporation having duly adopted resolutions setting forth the proposed amendments and declaring their advisability by unanimous written consent of the Board of Directors of the Corporation dated March 31, 2000 in conformity with the By-laws of the Corporation and (b) the stockholders of the Corporation having duly adopted such amendments by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, on May 25, 2000, taken at the Corporation’s annual meeting of stockholders duly called and held upon notice in accordance with Section 222 of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by Anthony W. Hooper, its President, and attested by Howard Kailes, its Secretary, as of this 25th day of May, 2000.

ATTEST:

/s/ Howard Kailes	/s/ Anthony W. Hooper
Howard Kailes	Anthony W. Hooper
Secretary	President

RESTATED CERTIFICATE OF INCORPORATION

OF

INSITUFORM TECHNOLOGIES, INC.

INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing by virtue of the General Corporation Law of Delaware (the “Corporation”), pursuant to the General Corporation Law of Delaware does hereby certify as follows:

FIRST:                   (a)  The present name of the Corporation is INSITUFORM TECHNOLOGIES, INC.

(b)  The name under which the Corporation was originally incorporated is INSITUFORM OF NORTH AMERICA, INC.; and the date of filing the original certificate of incorporation with the Secretary of State of the State of Delaware is March 27, 1980.

SECOND:               The provisions of the certificate of incorporation of the Corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Insituform Technologies, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation, as heretofore amended and supplemented, and the provisions of the said single instrument hereinafter set forth.

THIRD:                   The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of Delaware in the form set forth as follows:

“RESTATED CERTIFICATE OF INCORPORATION

OF

INSITUFORM TECHNOLOGIES, INC.

FIRST:                    The name of the corporation is INSITUFORM TECHNOLOGIES, INC.

SECOND:               The registered office of the corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.  The name of its registered agent at that address is The Corporation Trust Company.

THIRD:                   The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:               The corporation shall be authorized to issue forty- two million (42,000,000) shares, consisting of forty million (40,000,000) Class A Common shares, par value one cent ($0.01) per share; and two million (2,000,000) Preferred shares, par value ten cents ($0.10) per share (“Preferred Stock”).

The shares of Preferred Stock shall be issued in one or more series designated by the Board of Directors without further shareholder action and shall bear such terms and designation as the Board of Directors may fix, including dividend rates, redemption rights, conversion rights, liquidation preferences, voting rights (provided that the Board of Directors may designate that the holders of one or more series of Preferred Stock shall be entitled as a series to elect one director and the Board of Directors may at its discretion grant the holders of one or more series of the corporation’s shares of Preferred Stock the right to elect additional directors in the event that dividends on such series shall be in arrears) and such other terms as the Board of Directors shall determine. Any shares of Preferred Stock reacquired by the corporation may be reissued without further shareholder approval.

FIFTH:                    The name and address of the incorporator are as follows:

Name	Address
Ray A. Barr	9 East 40th Street New York, New York 10016

SIXTH:                   The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and shareholders:

(1)           The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws; provided, however, that the number of directors of the corporation shall not be less than six (6) nor shall the number of directors of the corporation exceed fifteen (15). Election of directors need not be by ballot unless the by-laws so provide.

(2)           Vacancies in the Board of Directors shall be filled by a majority of the directors then in office subject to the procedures set forth in the by-laws of the corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding any provision of this Article SIXTH, whenever the holders of any one or more series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders or any class or series, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH hereof applicable thereto.

(3)           The Board of Directors shall have power without the assent or vote of the shareholders:

(a)           To make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)           To determine from time to time whether, and to what extent, and at what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the shareholders.

(4)           The directors at their discretion may submit any contract or act for approval or ratification at any annual meeting of shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders as though it had been approved or ratified by every shareholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(5)           In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the shareholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:            The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:               Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under  the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH:                 The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

TENTH:                 No person who is or was at any time a director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Paragraph Tenth shall not eliminate or limit the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date this Paragraph Tenth becomes effective.  No amendment to or repeal of this Paragraph Tenth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

ELEVENTH:          Subject to the rights of the holders of any class or series of Preferred Stock expressly set forth in this Certificate of Incorporation, the Certificate of Designation related to such class or series of Preferred Stock or as otherwise required by law, any action required or permitted to be taken by the shareholders of the corporation must be effected exclusively at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders.  This Article ELEVENTH may not be repealed or amended in any respect, and no provision inconsistent with this Article ELEVENTH may be adopted, unless such action is approved by the affirmative vote of the holders of not less than eighty (80) percent of the combined voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.”

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf by Anthony W. Hooper, its President, and attested by Howard Kailes, its Secretary, as of this 8th day of June, 1999.

ATTEST:

/s/ Howard Kailes	/s/ Anthony W. Hooper
Howard Kailes	Anthony W. Hooper
Secretary	President